Exhibit 10.3

THIRD AMENDMENT TO LOAN AGREEMENT

THIS THIRD AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is made and entered into as of March 19, 2026, by and between EVIE HOLDINGS, LLC (“Lender”) and MOVANO Inc., a Delaware corporation (the “Borrower”).

RECITALS

A. On August 5, 2025, Lender made a loan to Borrower in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) (the “Loan”). The Loan is evidenced by that certain Loan Agreement, dated as of August 5, 2025, by and between Lender and Borrower (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Loan Agreement”). Capitalized terms used in this Amendment without definition have the meanings assigned to such terms in the Loan Agreement.

B. In accordance with the Collateral Documents, the Loan is secured by a Lien in favor of Lender on Borrower’s assets (the “Assets”).

C. On or about the date hereof, Borrower is entering into an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) with Corvex, Inc. (“Corvex”) pursuant to which it is contemplated that Borrower will complete a merger transaction with Corvex (the “Merger”).

D. Pursuant to the terms of the Loan Agreement, none of the Merger, Asset Sale (as defined herein), Asset Transfer (as defined herein) or any prepayment of the Loan contemplated hereby constitutes a Qualifying Transaction and as of the date hereof, a Qualifying Transaction can no longer occur.

E. In connection with the entry into the Merger Agreement, the parties desire to amend the Loan Agreement as provided for herein.

NOW, THEREFORE, in consideration of the premises and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and intending to be legally bound, Borrower and Lender hereby agree as follows:

1. Amendments to Loan Agreement. Effective on and as of the date of this Amendment, the Loan Agreement is hereby amended as follows:

(a) Section 1.01 of the Loan Agreement is hereby amended to delete the definition of “Maturity Date” therefrom in its entirety and replace it with the following:

“Maturity Date” means June 30, 2026.

(b) Section 1.01 of the Loan Agreement is hereby amended to add the following definitions thereto:

“Net Proceeds” means the gross proceeds from an Asset Sale less Transaction Expenses approved in advance by the Lender.

“Third Amendment” means that certain Third Amendment to Loan Agreement, dated as of March ___, 2026, by and between Lender and Borrower.

“Transaction Expenses” means the aggregate amount (without duplication) of all third party costs, fees and expenses incurred by Borrower after the date of the Third Amendment in connection with an Asset Sale and the negotiation, preparation and execution of any agreement, or other document prepared or executed in connection therewith, including any fees and expenses of legal counsel. but not including any such third party costs, fees and expenses of other advisors of Borrower, including Aquilo Partners.

(d) Section 2.02(d) of the Loan Agreement is hereby amended and restated to read as follows:

(d) Notwithstanding anything to the contrary in the Loan Agreement or the other Loan Documents, Borrower shall repay the outstanding Obligations hereunder or the Loan and all other outstanding Obligations under the Loan Documents shall be deemed satisfied and discharged upon the following:

(i) Repayment Upon Asset Sale. Prior to the Maturity Date (as defined in the Third Amendment), Borrower shall use reasonable best efforts to sell or otherwise dispose of all or substantially all of the Currently Held Assets (as defined below) (such transaction, an “Asset Sale”) for Net Proceeds sufficient to repay in full the Obligations in accordance with this Section 2.02(d)(i) and to otherwise maximize the Net Proceeds in connection with the Asset Sale; provided, that (i) Lender’s approval in its sole and absolute discretion shall be required prior to the consummation of such any such Asset Sale and (ii) all negotiations relating to the terms of the Asset Sale shall be conducted by the Lender in consultation with Borrower and provided it is understood that (x) Lender shall not be authorized to execute any agreements on behalf of Borrower and (y) should an agreement with respect to an Asset Sale be reached prior to consummation of the Asset Transfer pursuant to Section 2.02(d)(ii) below, such Asset Transfer shall be implemented pursuant to definitive agreements to be entered into by and between the purchaser, Borrower and Lender in form and substance reasonably acceptable to Borrower and Lender. Upon completion of, and receipt of sale proceeds from, an Asset Sale, Borrower shall pay to Lender the Net Proceeds thereof in consideration for cancellation in full of the Obligations. For the avoidance of doubt, as of the date of the Third Amendment, the Obligations are equal to the outstanding principal amount of $1,500,000, plus accrued and unpaid interest, plus a Premium equal to $3,000,000.

(ii) Repayment Via Asset Transfer. In the event that all outstanding Obligations are not fully repaid and satisfied prior to the Maturity Date, whether pursuant to clause (d)(i) above, Section 2.03 below or otherwise, Borrower agrees to transfer all assets of the Borrower as set forth on Schedule 2.02 hereof to Lender pursuant to definitive agreements to be entered into by and between the Borrower and the Lender in form and substance reasonably acceptable to Borrower and Lender (such transaction, an “Asset Transfer”). Borrower and Lender acknowledge and agree that as part of the Asset Transfer, (1) Lender shall receive all assets of Borrower (including those assets which constitute Collateral and Intellectual Property as defined under the Security Agreement and IP Security Agreement, respectively) held by Borrower as of the date of the Second Amendment (the “Currently Held Assets”) together with all Proceeds (as defined the Security Agreement and IP Security Agreement) and products of any and all of the foregoing, and all accessions to, substitutions and replacements for, and rents and profits of each of the foregoing (“Current Assets Proceeds”), that are retained by Borrower at the time of the Asset Transfer and (2) Lender shall not receive any assets of Borrower that it acquires after the date of the Second Amendment that do not constitute Current Assets Proceeds, which for avoidance of doubt would include funds raised in financing transactions (and any Proceeds thereof) following the date of the Second Amendment or any assets of Corvex that are acquired as a result of the Merger. Upon the consummation of the Asset Transfer, Lender agrees that all of the Borrower’s indebtedness, liabilities and obligations under the Loan Documents shall be deemed satisfied in full.

(iii) Release. Immediately upon the earlier of (x) the repayment in full of the Obligations (other than contingent obligations for which no claims have been asserted) and (y) the Asset Transfer, Lender agrees that (i) all liens, security interests or other encumbrances on the assets or equity interests of Borrower in favor of Lender will be automatically and irrevocably released and terminated, (ii) the Loan Agreement, Note, Collateral Documents, the Loan Documents and any other documents executed in connection therewith, including Borrower’s obligations to Lender thereunder, shall terminate and be of no further force or effect and Borrower shall have no further liability of any kind whatsoever to Lender under the Loan, the Loan Documents, or otherwise, and (iii) in furtherance of the foregoing, Lender shall deliver a payoff letter in the form of Exhibit B attached hereto as well as any UCC terminations, lien releases or other release documents as necessary and appropriate to release, as of record, the security interests, financing statements, and all other notices of security interests and liens previously filed in connection with the Loan Documents or the amounts payable thereunder.

(e) Section 2.03(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

(a) The Borrower shall have the right to prepay the Loan in whole or in part only with Lender’s approval in its sole and absolute discretion.

(f) Section 2.03(b) of the Loan Agreement is hereby deleted in its entirety.

2. Merger Agreement Notwithstanding anything to the contrary in the Loan Documents, Lender hereby agrees that neither entry into the Merger Agreement nor completion of the transactions contemplated thereby shall constitute a Default or otherwise trigger any repayment obligation of Borrower or rights of Lender to exercise any rights under the Loan Agreement or any other Loan Document, except as set forth in Section 2.03(d) of the Loan Agreement, as amended hereby.

3. Loan Agreement Generally. This Amendment and the Loan Agreement shall hereafter be read and construed together as a single document, and all references in the Loan Agreement, any other Loan Document or any agreement or instrument related to the Loan Agreement shall hereafter refer to the Loan Agreement as amended by this Amendment. This Amendment shall constitute a Loan Document for all purposes of the Loan Agreement and the other Loan Documents. Notwithstanding anything to the contrary in the Loan Agreement or any other Loan Document, the provisions of this Amendment shall control with respect to the subject matter contained herein. To the extent of any inconsistency or conflict between this Amendment and the Loan Agreement or any other Loan Document, this Amendment shall govern, and the conflicting or inconsistent provisions of the Loan Agreement or such other Loan Document shall be, and hereby are, solely to the extent of any such inconsistency or conflict, superseded and of no further force or effect.

4.  Miscellaneous. This Amendment may be executed in one or more counterparts, each of which, when executed, shall be deemed an original, and such counterparts, together, shall constitute one and the same instrument which shall sufficiently be evidenced by one of such original counterparts. This Amendment constitute the entire agreement between the parties hereto with respect to the transactions contemplated herein, and they supersede all prior oral or written agreements, commitments, or understandings with respect to the matters provided for herein and therein.

5. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

6. Severability. Any provision of this Amendment that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

7. Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of New York, without regard to principles of conflicts of laws (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

8. JURY TRIAL WAIVER. THE BORROWER AND THE LENDER, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE BORROWER AND THE LENDER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

BORROWER:

MOVANO INC.

/s/ J Cogan
Name:	J. Cogan
Title:	CFO

LENDER:

EVIE HOLDINGS, LLC

/s/ Peter Appel
Name:	Peter Appel
Title:

Schedule 2.02

Assets Subject to Asset Transfer

1.	The intellectual property (“Legacy IP”) used in the Borrower’s business prior to the closing of the Merger Agreement (“Legacy Business”).

2.	Those contracts of Borrower primarily relating to the Legacy IP.

3.	True and complete copies of files, documents, databases, data, materials, books and records of Borrower that are used in the operation of the Legacy Business and that are owned by and in the possession or control of Borrower and primarily relating to the Legacy IP.

4.	All rights of Borrower under non-disclosure or confidentiality, non-compete or non-solicitation agreements with employees, former employees, consultants and independent contractors of Borrower, to the extent primarily relating to the Legacy IP.

5.	All data of Borrower (in all cases excluding attorney-client privileged data) primarily relating to the Legacy IP.

6.	The leases of Borrower primarily relating to the Legacy IP.

7.	All equipment, tangible personal property and tangible assets of Borrower primarily relating to the Legacy IP.

8.	All goodwill of Borrower associated with the Legacy IP.

9.	All Inventory.

10.	All Equipment.

11.	Deposit Accounts and Cash held by Borrower as of the date of the Second Amendment that remains unspent.

Exhibit B

Form of Payoff Letter

[__], 20[___]

MOVANO INC.

6800 Koll Center Pkwy Ste 160

Pleasanton, CA 94566-7044

Attention: Chief Financial Officer

Re: Payoff of Loan Agreement

Ladies and Gentlemen:

The undersigned, Evie Holdings, LLC (the “Lender”), has been advised by Movano Inc., a Delaware corporation (the “Borrower”), that the Borrower intends to [repay in full all indebtedness and other Obligations outstanding under, and terminate,][consummate the Asset Transfer as defined in] that certain Loan Agreement, dated as of August 5, 2025 (as amended, restated, supplemented or otherwise modified from time to time through the date hereof, the “Loan Agreement”), by and between Borrower and Lender[, and any and all documents, instruments and agreements relating thereto (as amended, restated, supplemented or otherwise modified from time to time through the date hereof, together with the Loan Agreement and any documents, instruments or agreements executed in connection therewith, are hereinafter referred to collectively as the “Loan Documents”)]. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

[The aggregate amount of principal, interest and all other obligations outstanding under the Loan Documents and due to Lender as set forth in the payoff quotation attached hereto as Exhibit A (the “Payoff Quotation”) as of the close of business on [___], 20[___] (the “Cutoff Date”), if paid in immediately available funds by wire transfer in accordance with the instructions set forth on the Payoff Quotation at or prior to 5:00 p.m. (California time) (the “Payoff Time”) on the Cutoff Date, will be [$_______] (the “Payoff Amount”), which amount includes all principal, interest and all other obligations outstanding, due and owing to Lender pursuant to the Loan Documents as of the Cutoff Date.]

In consideration of the [payment in full of the Payoff Amount to Lender at or prior to the Payoff Time][consummation of the Asset Transfer], the Lender hereby acknowledges and agrees that:

(i)	[payment of such Payoff Amount][consummation of the Asset Transfer] shall constitute payment in full of all of the Borrower’s or any of its affiliates’ indebtedness, liabilities and obligations under the Loan Documents;

(ii)	upon [receipt on or prior to the Payoff Time by Lender of the Payoff Amount in accordance with the wire instructions set forth on Exhibit A attached hereto][consummation of the Asset Transfer]:

(1)	the Loan Documents shall immediately and automatically terminate and be of no further force and effect, and the Borrower shall have no further obligations or liabilities to the Lender under the Loan Documents or otherwise;

(2)	any and all guarantees or liens on or security interests in any assets of the Borrower or any of its affiliates granted in connection with the Loan Documents shall immediately and automatically terminate and be of no further force and effect, without any further action, and

(3)	Borrower (or any of its affiliates or designees) shall be, and is hereby, authorized to file or cause to be filed any Uniform Commercial Code termination statements, or amendments and other releases necessary in order to effect, or reflect of public record, the release of any or all security interests and liens on the assets of the Borrower or any of its affiliates granted in connection with the Note Documents.

The undersigned hereby agrees to promptly execute and deliver any and all further instruments and documents and take such further action as the Borrower (or any of its affiliates or designees) may reasonably request to effectuate, evidence or reflect of public record, the termination of any and all guarantees, security interests and liens referred to in this letter.

Delivery of any executed signature page of this letter agreement by facsimile or other electronic imaging means (including via Docusign) shall be effective as delivery of a manually executed counterpart hereof.

This letter agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to conflict of law principles thereof that would cause the laws of another jurisdiction to apply.

[Signatures on following pages.]

IN WITNESS WHEREOF, the undersigned has executed this letter as of the date first above written.

EVIE HOLDINGS, LLC

By:
Name:
Title:

EXHIBIT A

PAYOFF QUOTATION

Principal Amount:	[________]
Interest:	[________]
Total of	[________]

to be wired to:

Bank: [________]

ABA No. [________]

Attn: [________]

Account: [__________]

Reference: [________]